Exhibit 107

Calculation of Filing Fee Table

S-1

(Form Type)

Nuburu, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Equity	Common stock, par value $0.0001 per share (Secondary Offering)(2)	Other	15,000,000	$3.84(3)	$57,600,000	$110.20 per $1,000,000	$6,347.52

Equity	Common stock, par value $0.0001 per share (Secondary Offering)(2)	Other	600,000	$3.84(3)	$2,304,000	$110.20 per $1,000,000	$253.91

			Fees Previously Paid

			Total Offering Amounts		$59,904,000		$6,601.43

			Total Fees Previously Paid				—

			Total Fee Offsets				$6,601.43

			Net Fee Due				$0.00

(1)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), that become issuable as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable.

(2)

15,600,000 shares of Common Stock are being registered for resale by Lincoln Park Capital Fund, LLC (“Lincoln Park”), comprising (i) 15,000,000 shares of Common Stock that the Registrant may, in its sole discretion, elect to issue and sell to Lincoln Park from time to time after the date of the Registration Statement and (ii) 600,000 shares of Common Stock previously issued to Lincoln Park pursuant to the Lincoln Park Purchase Agreement (as defined in the Registration Statement).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on March 24, 2023, which was approximately $3.84 per share.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Nuburu, Inc.	S-4	333-254729(1)	March 25, 2021		$6,601.43	Equity	Class A Common Stock, par value $0.0001 per share	85,500,000	$870,390,000

Fee Offset Sources	Nuburu, Inc.	S-4	333-254729(1)		March 25, 2021						$6,601.43
(1)

The Registrant paid a registration fee of $94,959.55 in connection with the registration of 85,500,000 shares of Class A Common Stock, par value $0.0001 per share, registered under the Registration Statement on Form S-4, filed on March 25, 2021 (File No. 333-254729) (the “Prior S-4”). The Prior S-4 was not declared effective, and no securities were sold thereunder. The Prior S-4 was withdrawn by filing a Form RW on August 23, 2021. The Registrant previously registered (i) the issuance of up to 47,400,314 shares of Common Stock and up to 6,200,152 shares of Series A preferred stock, par value $0.0001 per share (“Preferred Stock”), pursuant to a Registration Statement on Form S-4, filed on September 13, 2022 (File No. 333-267403) (as amended, the “Business Combination S-4”), and (ii) (A) the issuance of up to 16,710,785 shares of Common Stock and (B) the resale of up to 36,629,724 shares of Common Stock and up to 2,235,279 shares of Preferred Stock pursuant to a Registration Statement on Form S-1, filed on February 7, 2023 (File No. 333-269610) (the “Prior S-1”). In connection with the filing of the Business Combination S-4 and the Prior S-1, the Registrant made fee payments in the amount of $32,509.89 and $52,356.92, respectively, which were offset by the fees paid in connection with the Prior S-4. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement was offset by $6,601.43 representing $6,601.43 of the $94,959.55 fee paid in connection with the Prior S-4. A total amount of $3,491.31 remains available for future setoff pursuant to Rule 457(p).